Exhibit 10.5




                               FINANCING AGREEMENT



                       The CIT Group/Business Credit, Inc.


                                   (as Lender)


                                       and


                          Boundless Technologies, Inc.


                                       and


                     Boundless Manufacturing Services, Inc.


                                 (as Borrowers)



                              Dated: June 27, 2002

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.        Definitions..................................................1

SECTION 2.        Conditions Precedent........................................13

SECTION 3.        Revolving Loans.............................................17

SECTION 4.        Intentionally Omitted.......................................21

SECTION 5.        Intentionally Omitted.......................................21

SECTION 6.        Collateral..................................................21

SECTION 7.        Representations, Warranties and Covenants...................25

SECTION 8.        Interest, Fees and Expenses.................................32

SECTION 9.        Powers......................................................35

SECTION 10.       Events of Default and Remedies..............................36

SECTION 11.       Termination.................................................39

SECTION 12.       Miscellaneous...............................................40

      THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, with offices located at 1211 Avenue of the Americas, New York, NY 10036 (hereinafter "CIT"), is pleased to confirm the terms and conditions under which CIT shall make revolving loans and other financial accommodations to, Boundless Technologies, Inc., a Delaware corporation with a principal place of business at 100 Marcus Boulevard, Hauppauge, New York 11788 and Boundless Manufacturing Services, Inc., a Delaware corporation with a principal place of business at 100 Marcus Boulevard, Hauppauge, New York 11788 (each, a "Company" and collectively, the "Companies").

SECTION 1. Definitions

      Accounts shall mean all of the Companies' now existing and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to CIT), including, without limitation, all accounts created by, or arising from, all of the Companies' sales, leases, rentals of goods or renditions of services to their respective customers, including, but not limited to, those accounts arising under any of the Companies' trade names or styles, or through any of the Companies' divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) except for the rights of the Existing Mortgagees and any lessors of any leased equipment, insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to the Companies or any one of them; and (j) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

      Administrative Management Fee shall mean the annual sum of Twenty-Five Thousand Dollars ($25,000.00), first payable on the Closing Date and annually thereafter and which shall be paid to CIT in accordance with Section 8, paragraph 8.8 hereof to offset the expenses and costs (excluding Out-of-Pocket Expenses and auditor fees) of CIT in connection with administration, record keeping, analyzing and evaluating the Collateral.

      Anniversary Date shall mean the date occurring three (3) years from the Closing Date and the same date in every year thereafter.

      Availability shall mean, as to any Company, at any time of calculation, the amount by which such Company's Borrowing Base exceeds the outstanding aggregate amount of all Obligations, including, without limitation, all Obligations with respect to Revolving Loans.

      Availability Reserve shall mean, as to any Company, the sum of: (a) (i) rental payments or similar charges as CIT deems necessary in its reasonable business judgment for any of such Company's leased premises or other Collateral locations for which such Company has not delivered to CIT a landlord's waiver in form and substance reasonably satisfactory to CIT, plus (ii) estimated payments plus any other fees or charges owing by such Company to any applicable warehousemen or third-party processor (as CIT in its reasonable business judgement deems necessary), provided that any of the foregoing amounts shall be adjusted from time to time hereafter upon (x) delivery to CIT of any such acceptable waiver, (y) the opening or closing of a Collateral location and/or
(z) any change in the amount of rental, storage or processor payments or similar charges; (b) any reserve which CIT may reasonably require from time to time pursuant to this Financing Agreement, and (c) such other reserves as CIT deems necessary in its reasonable judgment, as a result of (x) negative forecasts and/or trends in such Company's respective businesses, industries, prospects, profits, operations or financial condition or (y) other issues, circumstances or facts that could otherwise negatively impact the Companies, or any of them, their respective businesses, prospects, profits, operations, industries, financial condition or assets.

      Bankruptcy Code shall mean Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

      Borrowing Base shall mean, as to any Company, the sum of (a) eighty-five percent (85%) of such Company's aggregate outstanding Eligible Accounts Receivable other than Eligible Special Accounts Foreign Receivables and seventy-five percent (75%) of the Eligible Special Accounts Foreign Receivables; provided, however, that if the then Dilution Percentage is greater than five percent (5%), then the rate of advance herein shall be reduced by the amount of such excess Dilution Percentage, plus (b) the lesser of (i) ten percent (10%) of the aggregate value of such Company's Eligible Inventory, valued at the lower of cost or market or (ii) eighty-five percent (85%) of the net orderly liquidation value determined pursuant to the appraisal provided for in paragraph 7.3 of
Section 7, on a first in, first out basis, or (iii) the Inventory Loan Cap, less
(c) Eight Hundred and Eighty Thousand Dollars ($880,000) until the satisfaction of the Existing Lenders' Payment, as determined by CIT in its sole discretion, upon the occurrence of which such Eight Hundred and Eighty Thousand Dollars ($880,000) shall be reduced to Five Hundred Thousand Dollars ($500,000) and less
(d) any applicable Availability Reserves.

      Business Day shall mean any day on which CIT and JPMorgan Chase Manhattan Bank are open for business.

      Capital Expenditures shall mean, for any period, the aggregate of all expenditures of the Companies during such period on account of, property, plant, equipment or similar fixed assets that in conformity with GAAP, are required to be reflected in the balance sheet of the Companies.

      Capital Improvements shall mean operating Equipment and facilities (other than land) acquired or installed for use in the Companies' business operations.

      Capital Lease shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure in the balance sheet of a Company.

      Cash Flow shall mean each Companies' (i) net income (excluding extraordinary or non-recurring gains or losses), plus (x) depreciation and (y) amortization less its (ii) Debt Service and unfinanced Capital Expenditures.

      Closing Date shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to CIT.

      Collateral shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles and Other Collateral of each of the Companies, including, without limitation, Collateral as described in
Section 6.2 hereof, as well as the pledged stock of the Companies by the Parent, any subsidiaries of the Parent and any Management Stockholders.

      Collection Days shall mean three (3) Business Days to provide for the deposit, clearance and collection of checks or other instruments representing the proceeds of Collateral, the amount of which has been credited to each Company's Revolving Loan Account, and for which interest may be charged on the aggregate amount of such deposits, at the rate provided for in paragraph 8.1 of
Section 8 of this Financing Agreement.

      Commercial Tort Claims shall have the meaning ascribed to it in the UCC.

      Commitment Letter shall mean the Commitment Letter, dated April 16, 2002, issued by CIT to, and accepted by, each of the Companies and the Parent.

      Consolidated Balance Sheet shall mean a consolidated or compiled, as applicable, balance sheet for (i) the Parent, (ii) each of the Companies and
(iii) the consolidated subsidiaries of the Parent and of the Companies, as the case may be, eliminating all inter-Companies transactions and prepared in accordance with GAAP.

      Convertible Debt shall mean, collectively, the debt evidenced by the convertible note by and between the Parent, as borrower, and J. Gerald Combs as holder, dated January 1, 2002 and the debt evidenced by the convertible note by and between the Parent, as Borrower, and Frank Stevens, as holder, dated February 21, 2002.

      Copyrights shall mean all of each of the Companies' present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

      Current Assets shall mean those assets of each of the Companies which, in accordance with GAAP, are classified as current.

      Current Liabilities shall mean those liabilities of each of the Companies which, in accordance with GAAP, are classified as "current", provided however, that, notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Indebtedness shall be considered "current liabilities".

      Debt Service shall mean scheduled principal payments on the Indebtedness of the Companies.

      Default shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

      Default Rate of Interest shall mean a rate of interest per annum on any Obligations hereunder, equal to the sum of: (a) two percent (2%) and (b) the applicable increment over the JPMorgan Chase Bank Rate (as set forth in paragraph 8.1 hereof) plus the JPMorgan Chase Bank Rate (as set forth in paragraph 8.1 hereof), which CIT shall be entitled to charge the Companies on all Obligations due CIT by the Companies, as further set forth in paragraph 10.2 of Section 10 of this Financing Agreement.

      Depository Accounts shall mean the collection accounts, which are subject to CIT's instructions, as specified in paragraph 3.4 of Section 3 of this Financing Agreement.

      Dilution Percentage shall mean, as to any Company as of any time of calculation, the sum of each such Company's credits, claims, allowances, discounts, write-offs, contras, off-sets and deductions divided by the sum of such Company's Trade Accounts Receivable, all calculated on a rolling ninety
(90) day average, as determined and calculated by CIT from time to time.

      Documentation Fee shall mean subsequent to the Closing Date, CIT's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

      Documents of Title shall mean all of each of the Companies' present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

      Early Termination Date shall mean the date on which the Companies or any one of them terminates this Financing Agreement or the Revolving Line of Credit which date is prior to an Anniversary Date. Notice of termination, as aforesaid, by any one Company shall be deemed to be notice by the Companies for purposes hereof.

      Early Termination Fee shall: (a) mean the fee CIT is entitled to charge the Companies in the event the Companies, or either of them, terminates the Revolving Line of Credit or this Financing Agreement on a date prior to an Anniversary Date; and (b) be determined by multiplying the Revolving Line of Credit by (x) three percent (3%) if the Early Termination Date occurs on or before one (1) year from the Closing Date, (y) two percent (2%) if the Early Termination Date occurs after one (1) year from the Closing Date but on or before two (2) years from the Closing Date; and (z) one percent (1%) if the Early Termination Date occurs after two (2) years from the Closing Date but prior to an Anniversary Date.

      EBIT shall mean, in any period, all earnings of the Companies for said period before all interest and tax obligations of the Companies for said period, determined in accordance with GAAP on a consistent basis with the latest audited financial statements of the Companies, but excluding the effect of extraordinary or non-reoccurring gains or losses for such period.

      EBITDA shall mean, in any period, all earnings of the Companies for said period before all interest and tax obligations, depreciation and amortization of the Companies for said period, determined in accordance with GAAP on a consistent basis with the latest audited financial statements of the Companies, but excluding the effect of extraordinary or non-recurring gains or losses for such period.

      Eligible Accounts Receivable shall mean, as to any Company, the gross amount of such Company's Trade Accounts Receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT which conform to the warranties contained herein and which, at all times, continue to be acceptable to CIT in the exercise of its reasonable business judgment, less, without duplication, the sum of: (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which such Company has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to CIT's satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and
(x) which do not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate at any one time and are backed by credit insurance (in form and substance satisfactory to CIT as determined by CIT in its sole discretion) and which policies have been collaterally assigned to CIT or secured by letters of credit (in form and substance satisfactory to CIT) issued or confirmed by, and payable at, banks having a place of business in the United States of America, or
(y) are to customers residing in Canada provided such Accounts do not exceed Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate; (iii) Accounts that remain unpaid more than ninety (90) days from invoice date; (iv) contra accounts; (v) sales to the Parent, any subsidiary of the Parent, or to any company affiliated with the Companies or the Parent in any way; (vi) bill and hold (deferred shipment) sales other than such bill and hold sales which do not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate at any one time, which are for the convenience of the customer, and are documented in form and substance satisfactory to CIT; (vii) consignment sales; (viii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to CIT or has a credit rating unacceptable to CIT; (ix) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date; (x) sales to any customer and/or its affiliates to the extent such sales exceed at any one time twenty percent (20%) or more of all Eligible Accounts Receivable; (xi) pre-billed receivables and receivables arising from progress billing; (xii) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms; (xiii) sales not payable in United States currency; and (xiv) any other reasons deemed necessary by CIT in its reasonable judgment, including, without limitation, those which are customary either in the commercial finance industry or in the lending practices of CIT.

      Eligible Inventory shall mean, as to any Company, the gross amount of such Company's Inventory that is subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to CIT in the exercise of its reasonable business judgment, less, without duplication, any (a) work-in-process, (b) supplies (other than raw materials),
(c) Inventory not present in the United States of America, (d) Inventory returned or rejected by any of the Company's customers (other than goods that are undamaged and resalable in the normal course of business) and goods to be returned to a Company's suppliers, (e) Inventory in transit to third parties (other than a Company's agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to CIT) and CIT shall have a first priority perfected security interest in such Inventory, and (f) less any reserves required by CIT in its reasonable discretion, including, without limitation, for special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes.

      Eligible Special Accounts Foreign Receivables shall mean Eligible Accounts Receivables of any Company as a result of sales to foreign affiliates of any Special Account; provided, however, such receivables shall not exceed Three Hundred Thousand Dollars ($300,000) at any one time; and provided further that such receivables need not be backed by credit insurance or other credit support.

      Equipment shall mean all of each Company's present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, and furnishings, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

      ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      Event(s) of Default shall have the meaning provided for in Section 10 of this Financing Agreement.

      Excess Revolving Loan Availability shall have the meaning provided for in
Section 2.2(d) of this Financing Agreement.

      Executive Officers shall mean the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President(s), Senior Vice President(s), Treasurer, Controller and Secretary of each of the Companies.

      Existing Lenders shall have the meaning provided for in Section 2(r) of this Financing Agreement.

      Existing Lenders' Debt shall have the meaning provided for in Section 2(r) of this Financial Agreement.

      Existing Lenders' Payment shall mean the payment, by the Companies, to the Existing Lenders, of up to a maximum of Three Hundred and Eighty Thousand Dollars ($380,000), as a result of any sale of certain machinery and equipment held at Boundless Manufacturing Services, Inc.'s premises located at 1377 Clint Moore Road, Boca Raton, Florida.

      Existing Mortgages shall mean, collectively, the first mortgage by and between Boundless Technologies, Inc. as the mortgagor and Independence Community Bank as the mortgagee, dated June 24, 1999, in the original principal amount of Six Million Seven Hundred and Fifty Thousand Dollars ($6,750,000), and the second mortgage by and between Boundless Technologies, Inc. as the mortgagor and the Existing Lenders as the mortgagee dated June 27, 2002, in the principal amount of Two Million Five Hundred and Seventy Thousand Dollars ($2,570,000).

      Existing Mortgagees shall mean, collectively, Independence Community Bank and the Existing Lenders.

      Financing Agreement shall mean this agreement, dated June 27, 2002, as such agreement may be amended, modified or restated and in effect from time to time, by and between CIT on the one hand and the Companies on the other hand.

      Fiscal Quarter shall mean, with respect to the Companies, each three (3) month period ending on March 31, June 30, September 30, and December 31 of each Fiscal Year.

      Fiscal Year shall mean each twelve (12) month period commencing on January 1 of each year and ending on the following December 31.

      GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event either of the Companies, the Parent, or any of the Parent's subsidiaries modifies its accounting principles and procedures as applied as of the Closing Date, the Companies shall provide to CIT such statements of reconciliation as shall be in form and substance acceptable to CIT.

      General Intangibles shall mean all present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities; (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs; (c) Copyrights;
(d) trade secrets; (e) licenses, permits and franchises; (f) all applications with respect to the foregoing; (g) all right, title and interest in and to any and all extensions and renewals; (h) goodwill with respect to any of the foregoing; (i) any other forms of similar intellectual property; and (j) all customer lists, distribution agreements, supply agreements, blueprints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between any Company and any licensee and of any such Company's General Intangibles.

      Guaranties shall mean the guaranty documents executed and delivered by the Guarantors and any Limited Guarantors guaranteeing the Obligations.

      Guarantors shall mean (i) the Parent, (ii) each Company, and (iii) Boundless Acquisition Corporation.

      Indebtedness shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized, (c) any obligation arising out of the Vendor Repayment Agreements or the Convertible Debt and Stand Alone Debt.

      Insurance Proceeds shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

      Inventory shall mean each of the Companies' present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

      Inventory Loan Cap shall mean the amount of Two Million Dollars ($2,000,000).

      Inventory Appraisal Date shall mean February 1, 2002.

      Investment Property shall mean all now owned and hereafter acquired investment property (as defined in the UCC) and all proceeds thereof.

      JPMorgan Chase Bank Rate shall mean the rate of interest per annum announced by JPMorgan Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by JPMorgan Chase Manhattan Bank to its borrowers).

      JPMorgan Chase Bank Rate Loans shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon JPMorgan Chase Bank Rate.

      Landlord Waivers - shall mean (i) the waiver by and between Metro Creekside California, LLC, as landlord, and Boundless Technologies, Inc., as tenant, for the property located at 1340-1370 Reynolds Avenue, Irvine, California; (ii) the waiver by and between 1200 Remington, LLC, as landlord, and Boundless Technologies, Inc., as tenant, for the property located at 1200, 202 & 1206 B Remington Road, Schaumburg, Illinois; (iii) the waiver by and between Williams Adair

Equity Corporation, acting as agent through their authorized agent Williams Adair Realty Corporation, as landlord, and Boundless Technologies, Inc., as tenant, for the property located at 2166 West Park court, Stone Mountain Georgia; (iv) the waiver by and between SBP Columbia, L.L.C., as landlord, and Boundless Manufacturing Services, Inc., as tenant, for the property located at Suite 131 in the Congaree Building, 121 Executive Center Drive, Columbia, South Carolina; and (v) the wavier by and between GMC Properties, Inc., as landlord, and Boundless Manufacturing Services, Inc., as tenant, for the property located at 1377 Clint Moore Road, Boca Raton, Florida.

      Letter of Credit Rights shall have the meaning ascribed to it in the UCC.

      Limited Guarantors shall mean any Management Stockholders.

      Line of Credit shall mean the aggregate commitment of CIT to make Revolving Loans pursuant to Section 3 of this Financing Agreement.

      Line of Credit Fee shall mean the fee due CIT at the end of each month for the Line of Credit pursuant to paragraph 8.6 below, and be determined by multiplying the difference between (i) the Revolving Line of Credit, and (ii) the sum, for said month, of the average daily balance of Revolving Loans by one-half percent (0.5%) per annum for the number of days in said month.

      Loan Documents shall mean this Financing Agreement, the Subordination Agreements, the Guaranties, the Landlord and Mortgagee Waivers, the other closing documents and any other ancillary loan, pledge and security agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

      Loan Facility Fee shall mean the fee payable to CIT in accordance with, and pursuant to, the provisions of paragraph 8.7 of Section 8 of this Financing Agreement.

      Management Stockholders shall mean (i) Joseph Joy and (ii) Anthony Giovaniello.

      Mortgagee Waivers shall mean (i) the waiver by and between Independence Community Bank, as mortgagee, and Boundless Technologies, Inc., as mortgagor, for the Real Estate located at 100 Marcus Boulevard, Happauge, Suffolk County, New York and (ii) the waiver by and between JPMorgan Chase, as agent, and as mortgagee, and Boundless Technologies, Inc., as mortgagor, for the property located at 100 Marcus Boulevard, Happauge, Suffolk County, New York.

      Obligations shall mean all loans, advances and extensions of credit made or to be made by CIT to the Companies, or any of them, or to others for the Companies' accounts (including, without limitation, all Revolving Loans); any and all indebtedness and obligations which may at any time be owing by the Companies, or any one of them, to CIT howsoever arising, whether now in existence or incurred by the Companies, or any of them, from time to time hereafter; whether principal, interest, fees, costs, expenses or otherwise; whether secured by pledge, lien or security interest in any of the Companies' Collateral, assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Companies, or any of them, are liable to CIT for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to CIT by the Companies, or any of them, under any Loan Document or under any other agreement or arrangement now or hereafter entered into between one or more of the Companies and CIT; indebtedness or obligations incurred by, or imposed on, CIT as a result of environmental claims arising out of any of the Companies' operations, premises or waste disposal practices or sites in accordance with paragraph 7.7 hereof; any of the Companies' liability to CIT as maker or endorser of any promissory note or other instrument for the payment of money; any of the Companies' liability to CIT under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CIT may make or issue to others for any of the Companies' account, including any endorsement of notes or other instruments for the Companies' account and benefit; and any and all indebtedness, liabilities or obligations of every kind, nature and description owing by a Company to any affiliate of CIT.

      Operating Lease shall mean all leases of property (whether real, personal or mixed) other than Capital leases.

      Other Collateral shall mean all of each of the Companies' now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all other deposit accounts and all Investment Property; all cash and other monies and property in the possession or control of CIT; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon, all Letter of Credit Rights and Commercial Tort Claims; and all cash and non-cash proceeds of the foregoing.

      Out-of-Pocket Expenses shall mean all of CIT's present and future expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: the cost of record searches, all costs and expenses incurred by CIT in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on CIT due to returned items and "insufficient funds" of deposited checks and CIT's standard fees relating thereto, travel, lodging and similar expenses of CIT's personnel in connection with inspecting and monitoring the Collateral from time to time hereunder, any applicable counsel fees and disbursements, fees and taxes relative to the filing of financing statements, all expenses, costs and fees set forth in Paragraph 10.3 of Section 10 of this Financing Agreement.

      Overadvance Rate shall mean a rate equal to one-half of one percent (1/2%) per annum in excess of the applicable contract rate of interest determined in accordance with Section 8, Paragraph 8.1(a) of this Financing Agreement.

      Overadvances shall mean the amount by which (a) the sum of all outstanding Revolving Loans and advances made hereunder exceed (b) the Borrowing Base less any applicable Availability Reserves.

      Parent shall mean Boundless Corporation, Inc.

      Patents shall mean all of the Companies' present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of the Companies or any one of them, and all income, royalties, cash and non-cash proceeds thereof.

      Permitted Encumbrances shall mean: (a) liens existing on the date hereof on specific items of Equipment and other liens expressly permitted, or consented to in writing by CIT; (b) Purchase Money Liens; (c) liens of local or state authorities for franchise or other like Taxes, provided that the aggregate amounts of such liens shall not exceed One Hundred Thousand Dollars ($100,000) in the aggregate at any one time; (d) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by each of the Companies in accordance with GAAP; (e) deposits made (and the liens thereon) in the ordinary course of business of each of the Companies (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (f) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate do not materially interfere with the occupation, use or enjoyment by each of the Companies of its respective business or property so encumbered; and (g) liens granted CIT by the Companies or any of them; (h) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, Fifty Thousand Dollars ($50,000) (other than liens bonded or insured to the reasonable satisfaction of CIT); (i) tax liens which are not yet due and payable or which are being diligently contested in good faith by the Companies by appropriate proceedings, and which liens are not (x) filed on any public records, (y) senior to the liens of CIT or (z) for Taxes due the United States of America or any state thereof having similar priority statutes, as further set forth in paragraph 7.6 hereof; and (j) the Existing Mortgages.

      Permitted Indebtedness shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (b) the Indebtedness secured by Purchase Money Liens; (c) Subordinated Debt; (d) Indebtedness arising under this Financing Agreement; (e) deferred Taxes and other expenses incurred in the ordinary course of business; (f) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CIT or otherwise disclosed to CIT in writing prior to the Closing Date; (g) Indebtedness secured by the Existing Mortgages and (h) obligations under the Vendor Repayment Agreements.

      Purchase Money Liens shall mean liens, excluding capital leases, on any item of Equipment acquired after the date of this Financing Agreement provided that (a) each such lien shall attach only to the property to be acquired, (b) a description of the Equipment so acquired is furnished to CIT, and (c) the debt incurred in connection with such acquisitions shall not exceed, in the aggregate, Two Hundred and Fifty Thousand Dollars ($250,000) in any Fiscal Year.

      Real Estate shall mean each of the Company's fee and/or leasehold interests in real property.

      Revolving Line of Credit shall mean the aggregate commitment of CIT to make loans and advances pursuant to Section 3 of this Financing Agreement up to the lesser of Eight Million, Five Hundred Thousand Dollars ($8,500,000) or the Borrowing Base.

      Revolving Loan Account shall mean the account on CIT's books, in each Company's name, in which each Company will be charged with all Obligations under this Financing Agreement.

      Revolving Loans shall mean the loans and advances made, from time to time, to or for the account of each of the Companies by CIT pursuant to Section 3 of this Financing Agreement.

      Special Accounts shall mean IBM, Hewlett Packard and Compaq.

      Stand Alone Debt shall mean the outstanding debt owed by the Parent to J. Gerald Combs in the aggregate amount of Twenty-Four Thousand Dollars ($24,000).

      Subordinated Debt shall mean the debt due a Subordinating Creditor (and the note(s) evidencing such) which has been subordinated, by a Subordination Agreement, to the prior payment and satisfaction of the Obligations of the Companies to CIT.

      Subordinating Creditors shall mean J. Frank Stephens, J. Gerald Combs, and any other party hereafter executing a Subordination Agreement.

      Subordination Agreements shall mean the agreements (in form and substance satisfactory to CIT) among the Parent, a Subordinating Creditor and CIT, pursuant to which Subordinated Debt is subordinated to the prior payment and satisfaction of the Companies' Obligations to CIT.

      Taxes shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by each of the Companies with respect to its respective business, operations, Collateral or otherwise.

      Total Assets shall mean total assets determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of a Company.

      Total Liabilities shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of a Company.

      Trade Accounts Receivable shall mean that portion of each of the Companies' Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of the Companies' respective businesses.

      Trademarks shall mean all of each of the Companies' present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

      UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the state of New York.

      Vendor Repayment Agreements shall mean all agreements between the Parent, the Companies, and any subsidiary of the Parent or of the Companies, on the one hand, and their respective trade creditors, on the other hand, relating to the status of any current and existing debt owed to such creditors received by CIT as of the date hereof, as determined by CIT in its sole discretion.

      Working Capital shall mean Current Assets in excess of Current
Liabilities.

SECTION 2. Conditions Precedent

      The obligation of CIT to make the initial loans hereunder is subject to the satisfaction of, extension of or waiver of in writing, on or prior to, the Closing Date, the following conditions precedent:

      (a) Lien Searches - CIT shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CIT for all locations presently occupied or used by each of the Companies.

      (b) Casualty Insurance - Each of the Companies shall have delivered to CIT evidence satisfactory to CIT that casualty insurance policies listing CIT as additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph 7.5 of Section 7 of this Financing Agreement.

      (c) UCC Filings - Any financing statements required to be filed in order to create, in favor of CIT, a first perfected security interest in the Collateral, subject only to the Permitted Encumbrances, shall have been properly filed in each office in each jurisdiction required in order to create in favor of CIT a perfected lien on the Collateral. CIT shall have received acknowledgment copies of all such filings (or, in lieu thereof, CIT shall have received other evidence satisfactory to CIT that all such filings have been made) and CIT shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

      (d) Board Resolutions - CIT shall have received a copy of the resolutions of the Board of Directors of each of the Companies and of the Guarantors authorizing the execution, delivery and performance of (i) this Financing Agreement, (ii) the Guaranties, and (iii) any related agreements, in each case certified by the Secretary or Assistant Secretary of each of the Companies and the Guarantors (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of each of the Companies and/or the Guarantors as to the incumbency and signature of the officers of each of the Companies and/or the Guarantors executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

      (e) Corporate Organization - CIT shall have received (i) a copy of the Certificate of Incorporation of each of the Companies and the Guarantors certified by the Secretary of State of the state of its incorporation, (ii) a copy of the By-Laws of each of the Companies certified by the Secretary or Assistant Secretary thereof, all as amended through the date hereof and (iii) a copy of the certificate of good standing of each of the Companies and the Guarantors, for each jurisdiction that each of the Companies and each of the Guarantors is duly qualified to do business, certified by the Secretary of State of such jurisdiction.

      (f) Officer's Certificate - CIT shall have received an executed Officer's Certificate of each of the Companies, satisfactory in form and substance to CIT, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date; (ii) each of the Companies is in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred.

      (g) Opinions - Counsel for the Companies and the Guarantors, shall have delivered to CIT opinions satisfactory to CIT opining, inter alia, that, subject to the (i) filing, priority and remedies provisions of the Uniform Commercial Code, (ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, (iii) the equity powers of a court of law and (iv) such other matters as may be agreed upon with CIT: (x) this Financing Agreement, the Guaranties and all other Loan Documents of each of the Companies and the Guarantors are (A) valid, binding and enforceable according to their terms, (B) are duly authorized, executed and delivered, and (C) do not violate any terms, provisions, representations or covenants in the charter or by-laws of each of the Companies or the Guarantors or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement, indenture or other contract to which any of the Companies or the Guarantors are signatories or by which any of the Companies or the Guarantors or their assets are bound.

      (h) Absence of Default - No Default or Event of Default shall have occurred and no material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of (i) the Parent,
(ii) any of the Companies or (iii) any subsidiaries of the Parent or of the Companies.

      (i) Legal Restraints/Litigation - As of the Closing Date, there shall be no: (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against (A) the Companies, or any one of them, (B) the Parent, or (C) any subsidiaries of the Parent or of the Companies, or their assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement; (y) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against (A) the Parent, (B) any of the Companies, or (C) any subsidiary of the Parent or of the Companies, or their assets, which, in the opinion of CIT, if adversely determined, could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies, or any one of them, the Parent, and/or any subsidiary of the Parent or of the Companies.

      (j) Guaranties - The Guarantors shall have executed and delivered to CIT guaranties, in form and substance acceptable to CIT, guaranteeing all present and future Obligations of the Companies (with each Company guaranteeing the Obligations of the other Company) and to the extent applicable a Security Agreement, in form and substance satisfactory to CIT, granting to CIT a lien on substantially all of the assets of such Guarantor.

      (k) Subordination Agreement - Each Subordinating Creditor shall have executed and delivered to CIT a Subordination Agreement, in form and substance satisfactory to CIT, subordinating the debt due such Subordinating Creditor by the Companies to the prior payment and satisfaction of the Obligations of the Companies, the Parent, and any subsidiaries of the Parent or of the Companies, to CIT.

      (l) Cash Budget Projections - CIT shall have received, reviewed and been satisfied with a twelve (12) month cash budget projection prepared by each of the Companies on the form provided by CIT.

      (m) Pledge Agreements - The Parent and each subsidiary of the Parent shall
(i) execute and deliver to CIT a pledge and security agreement pledging to CIT, as additional collateral for the Obligations of the Companies, not less than One Hundred percent (100%) of the issued and outstanding stock of each of the Companies currently held or owned by the Parent, and each subsidiary of the Parent, and (ii) deliver to CIT the stock certificates evidencing such stock together with duly executed stock powers (undated and in-blank) with respect thereto, all in form and substance satisfactory to CIT.

      (n) Additional Documents - Each of the Companies shall have executed and delivered to CIT all Loan Documents necessary to consummate the lending arrangement contemplated between the Companies and CIT.

      (o) Disbursement Authorization - The Companies shall have delivered to CIT all information necessary for CIT to issue wire transfer instructions on behalf of each of the Companies for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to CIT.

      (p) Examination and Verification - An independent auditor chosen by CIT, but paid for by the Companies, shall have completed, to the satisfaction of CIT, an examination and verification of the Accounts, Inventory, financial statements, books and records of the Companies which examination shall indicate that, after giving effect to all Revolving Loans, advances and extensions of credit to be made at closing, the Companies shall have an aggregate opening additional Availability of at least Two Million Dollars ($2,000,000), as determined by CIT in its sole discretion, all as more fully required by the CIT Commitment Letter. It is understood that such requirement contemplates that all debts and obligations are current, and that all payables are being handled in the normal course of each Company's business and consistent with its past practice.

      (q) Depository Accounts - Each of the Companies shall have established a system of lockbox and bank accounts with respect to the collection of Accounts and the deposit of proceeds of Collateral as shall be acceptable to CIT in all respects. Such accounts shall be subject to three party agreements (between each of the Companies, CIT and the depository bank), which shall be in form and substance satisfactory to CIT.

      (r) Settlement Agreement - CIT shall have received in form and substance satisfactory to CIT, a settlement agreement (the "Settlement Agreement") between each of the Companies, the Parent, and any subsidiaries of the Parent and of the Companies, on the one hand, and JPMorgan Chase Bank, Silicon Valley Bank and National Bank of Canada (collectively, the "Existing Lenders"), on the other hand, which shall modify the existing credit agreement between the Companies, the Parent, and any subsidiaries of the Companies and of the Parent, on the one hand, and the Existing Lenders, on the other hand, and the amount of indebtedness and other liabilities owing to the Existing Lenders thereunder (collectively, the "Existing Lenders' Debt").

      (s) Schedules - The Companies or its counsel shall provide CIT with schedules of: (a) any of the Companies' (i) Trademarks, (ii) Patents, and (iii) Copyrights, as applicable and all in such detail as to provide appropriate recording information with respect thereto, (b) any tradenames, (c) monthly rental payments for any leased premises or any other premises where any Collateral may be stored or processed, and (d) Permitted Liens, all of the foregoing in form and substance satisfactory to CIT.

      (t) CIT Commitment Letter - The Companies shall have fully complied, to the reasonable satisfaction of CIT, with all of the terms and conditions of the CIT Commitment Letter.

      (u) Receipt of Vendor Repayment Agreements - CIT shall have received and, in its sole discretion deemed satisfactory, both in form and in number, the Vendor Repayment Agreements.

      (v) Receipt of Landlord and Mortgagee Waivers - CIT shall have received and, in its sole discretion deemed satisfactory, Landlord and Mortgagee Waivers with respect to the Real Estate.

      Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as otherwise set forth hereinabove or as the Companies and CIT shall otherwise agree in writing.

   2.2   Conditions to Each Extension of Credit

      Except to the extent expressly set forth in this Financing Agreement, CIT's agreement to make any extension of credit requested to be made by it to the Companies on any date (including, without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

      (a) Representations and Warranties - Each of the representations and warranties made by the Companies in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

      (b) No Default - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

      (c) Borrowing Base - Except as may be otherwise agreed to from time to time by CIT and the Companies in writing, after giving effect to the extension of credit requested to be made by each of the Companies on such date, the aggregate outstanding balance of the Revolving Loans will not exceed the lesser of (i) the Revolving Line of Credit or (ii) the Borrowing Base.

      (d) Excess Revolving Loan Availability - After giving effect to each extension of credit requested to be made by the Companies, or either of them, the aggregate Excess Revolving Loan Availability shall be Two Million Dollars ($2,000,000), as determined by CIT in its sole discretion, on the Closing Date.

      Each borrowing by a Company hereunder shall constitute a representation and warranty by the Companies as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement have been satisfied and are true and correct, except as the Companies and CIT shall otherwise agree herein or in a separate writing.

SECTION 3. Revolving Loans

      3.1 (a) CIT agrees, subject to the terms and conditions of this Financing Agreement, from time to time (but subject to CIT's right to make "Overadvances"), to make loans and advances to each Company on a revolving basis (i.e., subject to the limitations set forth herein, each of the Companies may borrow, repay and re-borrow Revolving Loans). Such requests for loans and advances shall be in amounts not to exceed the lesser of (a) the Availability or
(b) the Revolving Line of Credit. All requests for loans and advances must be received by an officer of CIT no later than 1:00 p.m., New York time, of the Business Day on which any such JPMorgan Chase Bank Rate Loans and advances are required. Should CIT for any reason honor requests for Overadvances, any such Overadvances shall be made in CIT's sole discretion and subject to any additional terms CIT deems necessary.

      (b) Whenever the Companies request CIT, to make a Revolving Loan pursuant to this Section 3, it shall give CIT notice in writing or irrevocable telephonic notice confirmed promptly in writing, specifying (A) the amount to be borrowed, and (B) the requested borrowing date (which shall be a Business Day and shall be prior to: the Anniversary Date or prior to any effective termination date of this Financing Agreement, all as further set forth herein). All requests for loans and advances must be received by an officer of CIT no later than 1:00 P.M. New York time on any borrowing date. The procedure for Revolving Loans to be made on a requested borrowing date may be such other procedure as is mutually satisfactory to the Companies and CIT.

      3.2 In furtherance of the continuing assignment and security interest in each of the Companies' Accounts and Inventory, each of the Companies will, upon the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to CIT in such form and manner as CIT may reasonably require, solely for CIT's convenience in maintaining records of Collateral, excluding any Inventory acquired on a consignment basis, such confirmatory schedules of Accounts and Inventory as CIT may reasonably request, including, without limitation, daily schedules of Accounts and weekly schedules of Inventory, all in form and substance satisfactory to CIT, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as CIT may reasonably request, and provided further that CIT may request any such information more frequently, from time to time, upon its reasonable prior request. In addition, each of the Companies shall provide CIT with copies of agreements with, or purchase orders from, such Company's customers, and copies of invoices to customers, proof of shipment or delivery, access to its computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts and other Collateral as CIT may reasonably require. Failure to provide CIT with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each of the Companies hereby authorizes CIT to regard such Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of such Company's authorized officers or agents.

      3.3 Each of the Companies hereby represents and warrants that: each Trade Account Receivable is based on an actual and bona fide sale and delivery of Inventory or rendition of services to customers, made by such Company in the ordinary course of its business; the Inventory being sold, and the Trade Accounts Receivable created, are the exclusive property of such Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of a Company; and the customers of each Company have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which each of the Companies has complied with the notification requirements of Paragraph 3.5 of this Section 3. Each of the Companies confirms to CIT that any and all Taxes or fees relating to its business, its sales, the Accounts or Inventory relating thereto, are its sole responsibility and that same will be paid by the appropriate Company when due, subject to Paragraph 7.6 of Section 7 of this Financing Agreement, and that none of said Taxes or fees represent a lien on or claim against the Accounts. Each of the Companies hereby further represents and warrants and covenants that any Inventory acquired on a consignment basis shall not be co-mingled with any other Inventory and shall be identified as consignment Inventory. Each of the Companies hereby also represents and warrants that it shall not co-mingle its Inventory with any of its customers or any other person, including pursuant to any bill and hold sale or otherwise, and that its Inventory is marketable to its customers in the ordinary course of business of each of the Companies, except as it may otherwise report in writing to CIT pursuant to Paragraph 3.5 hereof from time to time. Each of the Companies also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have a materially adverse effect on the business of such Company or have a materially adverse effect on the ability of such Company to enforce collection of Accounts due from customers residing in that state. Each of the Companies agrees to maintain such books and records regarding Accounts and Inventory as CIT may reasonably require and agrees that the books and records of each Company will reflect CIT's interest in the Accounts and Inventory. All of the books and records of each of the Companies will be available to CIT at normal business hours, including any records handled or maintained for the Companies or any one of them by any other company or entity.

      3.4 (a) Until CIT has advised the Companies to the contrary after the occurrence of an Event of Default, each of the Companies, at its expense, will enforce, collect and receive all amounts owing on the Accounts in the ordinary course of its business and any proceeds it so receives shall be subject to the terms hereof, and held on behalf of and in trust for CIT. Such privilege shall terminate at the election of CIT, upon the occurrence of an Event of Default. Any checks, cash, credit card sales and receipts, notes or other instruments or property received by the Companies or any of them with respect to any Collateral, including Accounts, shall be held by each of the Companies in trust for CIT separate from such Company's own or the Companies' property and funds, and promptly turned over to CIT with proper assignments or endorsements by deposit to the Depository Accounts. Each of the Companies shall: (i) indicate on all of its invoices that funds should be delivered to and deposited in a Depository Account; (ii) direct all of its account debtors to deposit any and all proceeds of Collateral into the Depository Accounts; (iii) irrevocably authorize and direct any banks which maintain the Companies' initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Depository Account; and (iv) advise all such banks of CIT's security interest in such funds. The Companies shall provide CIT with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date. Subject to Collection Days, all amounts received by CIT in payment of Accounts will be credited to the Revolving Loan Account when CIT is advised by its bank of its receipt of "collected funds" at CIT's bank account in New York, New York on the Business Day of such advise if advised no later than 1:00 p.m. EST or on the next succeeding Business Day if so advised after 1:00 PM EST. No checks, drafts or other instrument received by CIT shall constitute final payment to CIT unless and until such instruments have actually been collected.

      (b) Each of the Companies shall establish and maintain, in its name and at its expense, deposit accounts with such banks as are acceptable to CIT (the "Blocked Accounts") into which such Company shall promptly cause to be deposited: (i) all proceeds of Collateral received by such Company, including all amounts payable to such Company from credit card issuers and credit card processors, and (ii) all amounts on deposit in deposit accounts used by such Company at each of its locations, all as further provided in Paragraph 3.4(a) above. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to CIT (the "Blocked Account Agreements"), providing that all cash, checks and items received or deposited in the Blocked Accounts are the property of CIT, that the depository bank has no lien upon, or right of set off against, the Blocked Accounts and any cash, checks, items, wires or other funds from time to time on deposit therein, except as otherwise provided in the Blocked Account Agreements, and that automatically upon the request of CIT, the depository bank will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into the Blocked Accounts to such bank account as CIT may from time to time designate for such purpose. CIT shall instruct the depository banks at which the Blocked Accounts are maintained to transfer the funds on deposit in the Blocked Accounts to such operating bank accounts of any of the Companies as such Company may specify in writing to CIT until such time as CIT shall notify the depository banks otherwise. Each of the Companies hereby confirms and agrees that all amounts deposited in such Blocked Accounts and any other funds received and collected by CIT, whether as proceeds of Inventory or other Collateral or otherwise, shall be the property of CIT.

      3.5 Each of the Companies agrees to notify CIT: (a) of any matters affecting the value, enforceability or collectibility of any Account in its daily collateral reports; (b) of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods in its monthly aging reports; (c) of any adverse effect in the value of its Inventory in its weekly collateral reports; and (d) of any Inventory acquired on a consignment basis. All such collateral and aging reports provided to CIT hereunder shall be in such detail and format as CIT may reasonably require from time to time. Additionally, the Companies agree to notify CIT promptly of any such matters which (i) are material, as a whole, to the Accounts and/or the Inventory, or (ii) which adversely affect the value of any Account or Inventory in an amount of Twenty-Five Thousand Dollars ($25,000) or more. Each of the Companies agrees to issue credit memoranda promptly (with duplicates to be immediately forwarded to CIT) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by CIT) and on notice from CIT, the Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Company, marked with CIT's name (as secured party) and held by the Company for CIT's account.

      3.6 CIT shall maintain a Revolving Loan Account on its books in which each of the Companies will be charged with all loans and advances made by CIT to such Company or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which CIT may incur in connection with the exercise by or for CIT of any of the rights or powers herein conferred upon CIT, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CIT in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing by such Company. The Companies will be credited with all amounts received by CIT from the Companies or from others for the Companies' account, including, as above set forth, all amounts received by CIT in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by the Companies be a prerequisite to CIT's right to demand payment of any Obligation. Further, it is understood that CIT shall have no obligation whatsoever to perform in any respect any of the Companies' contracts or obligations relating to the Accounts.

      3.7 After the end of each month, CIT shall promptly send the Companies a statement showing the accounting for the charges, loans, advances and other transactions occurring between CIT and each of the Companies during that month. The monthly statements shall be deemed correct and binding upon the Companies and shall constitute an account stated between the Companies and

CIT unless CIT receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

      3.8 In the event that any requested advance exceeds Availability or the Revolving Line of Credit, any such nonconsensual Overadvance shall be due and payable to CIT immediately upon CIT's demand therefor.

SECTION 4. Intentionally Omitted.

SECTION 5. Intentionally Omitted.

SECTION 6. Collateral

      6.1 As security for the prompt payment in full of all Obligations, each of the Companies hereby pledges and grants to CIT a continuing general lien upon, and security interest in, all of its:

            (a) Accounts;

            (b) Inventory;

            (c) General Intangibles;

            (d) Documents of Title;

            (e) Other Collateral; and

            (f) Equipment.

      6.2 The security interests granted hereunder shall extend and attach to:

            (a) All Equipment in all of its forms, wherever located, including, without limitation, all machinery and other goods, furniture, furnishings, office supplies and all other similar types of tangible personal property and all parts thereof and all accessions thereto, together with all parts, fittings, special tools, alterations, substitutions, replacements and accessions thereto;

            (b) All Inventory in all of its forms, wherever located, including, but not limited to, (i) all raw materials and work in process, finished goods, and materials used or consumed in manufacture or production, (ii) goods in which the Debtor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Debtor has an interest or right as consignee), and (iii) goods which are returned to or repossessed by the Debtor, and all accessions thereto and products thereof and all documents and documents of title relating to or covering any of the foregoing or any other assets;

            (c) All Accounts, accounts receivable, contract rights, chattel paper, instruments, acceptances, drafts, and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, together with all ledger sheets; files, records and documents relating to any of the foregoing, including all computer records, programs, storage media and computer software useful or required in connection therewith (the "Receivables"), all letter of Credit Rights, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such Receivables, and any and all such leases, security agreements and other contracts;

            (d) All rights under all contracts or agreements to which the Debtor is a party (other than contracts or agreements which by their terms expressly prohibit the granting of a lien thereon);

            (e) All Trademarks, trade names, trade styles, service marks, prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted, all right, title and interest therein and thereto, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof, together with the goodwill associated therewith, and all reissues, amendments, extensions or renewals thereof and all licenses thereof;

            (f) All copyrights, copyrighted works or any item which embodies such copyrighted work of the United States or any other country, all applications therefor, all right, title and interest therein and thereto, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, and all derivative works, extensions or renewals thereof;

            (g) All letters patent of the United States or any other country, and all applications therefor, all right, title and interest therein and thereto, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, and all reissues, continuations, divisionals, continuations-in-part or extensions thereof and all licenses thereof;

            (h) All (i) General Intangibles, including but not limited to good will and tax refunds (ii) Documents of title; and (iii) Other Collateral; and

            (i) Subject to the rights of the Existing Mortgagees in fixtures, all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses
(a) through (h) above) and, to the extent not otherwise included, all payments under insurance (whether or not the CIT is the loss payee thereof), any Commercial Tort Claims, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing items.

      6.3 Each of the Companies agrees to safeguard, protect and hold all Inventory for CIT's account and make no disposition thereof except in the ordinary course of its business of such Company, as herein provided. Each of the Companies represents and warrants that Inventory will be sold and shipped by such Company to its customers only in the ordinary course of such Company's business, and then only on open account and on terms currently being extended by such Company to its customers, provided that, absent the prior written consent of CIT, the Companies shall not sell Inventory on a consignment basis nor retain any lien or security interest in any sold Inventory. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, CIT shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Each of the Companies hereby agrees to immediately forward any and all proceeds of Collateral to the Depository Account, and to hold any such proceeds (including any notes and instruments), in trust for CIT, pending delivery to CIT. Irrespective of CIT's perfection status in any and all of the General Intangibles, including, without limitations, any Patents, Trademarks, Copyrights or licenses with respect thereto, except for those licenses set forth on
Schedule 3 attached hereto, each of the Companies hereby irrevocably grants CIT a royalty free license to sell, or otherwise dispose or transfer, in accordance with Paragraph 10.3 of Section 10 of this Financing Agreement, and the applicable terms hereof, of any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by CIT.

      6.4 Each of the Companies agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. Each of the Companies also agrees to safeguard, protect and hold all Equipment in accordance with the terms hereof and subject to CIT's security interest. Any sale, exchange or other disposition of any Equipment shall be made by the Companies only with CIT's prior written consent. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, CIT shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

      6.5 The rights and security interests granted to CIT hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Account may from time to time be temporarily in a credit position, until the final payment in full to CIT of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CIT to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by CIT. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

      6.6 Notwithstanding CIT's security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, CIT shall have the right in its sole discretion to determine which rights, liens, security interests or remedies CIT shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CIT's rights hereunder.

      6.7 Any balances to the credit of the Companies and any other property or assets of the Companies in the possession or control of CIT may be held by CIT as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein, and any other lien or security interest CIT may have in any other assets of the Companies, shall secure payment and performance of all now existing and future Obligations. CIT may, in its discretion, charge any or all of the Obligations to the Revolving Loan Account when due.

      6.8 Each of the Companies possesses all General Intangibles and rights thereto necessary to conduct its business as conducted as of the Closing Date and each of the Companies shall maintain its rights in, and the value of, the foregoing in the ordinary course of its respective business, including, without limitation, by making timely payment with respect to any applicable licensed rights. The Companies shall deliver to CIT, and/or shall cause the appropriate party to deliver to CIT, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of the Companies as CIT shall require to obtain valid first liens thereon. In furtherance of the foregoing, the Companies shall provide timely notice to CIT of any additional Patents, Trademarks, trade names, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and the Companies shall execute such documentation as CIT may reasonably require to obtain and perfect its lien thereon. Except for those licenses set forth on Schedule 3 attached hereto, each Company hereby irrevocably grants to CIT a royalty-free, non-exclusive license in the General Intangibles, including tradenames, Trademarks, Coprights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, for the sole purpose, upon the occurrence of an Event of Default, of the right to: (i) advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and Real Estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and apply the proceeds thereof to the Obligations hereunder, all as further set forth in this Financing Agreement and irrespective of CIT's lien and perfection in any General Intangibles.

      6.9 The Companies shall give to CIT from time to time such mortgage(s), deed(s) of trust or assignment(s) on the Real Estate or real estate acquired after the date hereof as CIT shall require to obtain a valid lien thereon subject only to the Existing Mortgages and those exceptions of title as set forth in future title insurance policies that are satisfactory to CIT.

      6.10 When Collateral is in the possession of a third party, each Company will join with CIT in notifying the third party of CIT's security interest and obtaining an acknowledgement that such third party is holding the Collateral for the benefit of CIT.

SECTION 7. Representations, Warranties and Covenants

      7.1 The Companies hereby jointly and severally warrant, represent and covenant that: (a) the fair value of the Total Assets exceeds the book value of the Total Liabilities; (b) each of the Companies is generally able to pay its debts as they become due and payable; and (c) each of the Companies do not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. The Companies further jointly and severally warrant and represent that: (i) Schedules 1 and 2 hereto correctly and completely sets forth each of the Companies' (A) chief executive office, (B) Collateral locations, (C) trade names, and (D) all the other information listed on said Schedule; (ii) except for the Permitted Encumbrances, after filing of financing statements in the applicable filing clerks office at the locations set forth in Schedules 1 and 2, this Financing Agreement creates a valid, perfected and first priority security interest in the Collateral and the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; (iii) except for the Permitted Encumbrances, each of the Companies is, or will be, at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (iv) each of the Companies will, at its expense, forever warrant and, at CIT's request, defend the same from any and all claims and demands of any other person other than a holder of a Permitted Encumbrance; (v) the Companies will not grant, create or permit to exist, any lien upon, or security interest in, the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of any Company's Inventory ; and (vi) the Equipment is and will only be used by each of the Companies in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by such Company except as otherwise permitted in this Financing Agreement.

      7.2 Each of the Companies agrees to maintain books and records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope as CIT shall reasonably require. Each of the Companies agrees that CIT or its agents, may enter upon such Company's premises at any time during normal business hours, and from time to time in its reasonable business judgement, for the purpose of inspecting the Collateral and any and all records pertaining thereto, and such Company will pay to CIT the field examination fees provided for in paragraph 8.5(c) of Section 8. Each of the Companies irrevocably authorizes all accountants and third parties to disclose and deliver, directly to CIT, at each Company's expense, all financial statements and information, books, records, work papers, management reports and other information generated by them or in their possession regarding each respective Company and/or its Collateral. Each of the Companies agrees to afford CIT thirty (30) days' prior written notice of any change in the location of any Collateral, other than to locations, that as of the Closing Date, are known to CIT and at which CIT has filed financing statements and otherwise fully perfected its liens thereon. Each of the Companies is also to advise CIT promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CIT therein.

      7.3 Each of the Companies agrees to: (a) execute and deliver to CIT, from time to time, solely for CIT's convenience in maintaining a record of the Collateral, such written statements, and schedules as CIT may reasonably require, that designate, identify or describe the Collateral; (b) provide CIT (i) within thirty days following the anniversary of the Inventory Appraisal Date, (ii) immediately upon the occurrence of an Event of Default, appraisals, satisfactory to CIT on each Company's Inventory, which appraisals: (i) shall be at each Company's expense and by an appraiser acceptable to CIT, and (ii) shall indicate a net orderly liquidation value of Inventory satisfactory to CIT; (c) provide to CIT, upon the occurrence of an Event of Default, appraisals, satisfactory to CIT on each Company's Equipment, which appraisals: (i) shall be at each Company's expense and by an appraiser acceptable to CIT, and (ii) shall indicate a net liquidation value of Equipment satisfactory to CIT and (d) provide CIT, on request, but no more frequently than semiannually, an environmental audit report on its leasehold and fee interests, and on its waste disposal practices, which report shall be (i) at the Companies' expense and otherwise acceptable to CIT and (ii) not disclose or indicate any material liability (real or potential) stemming from each Companies' premises, its operations, its waste disposal practices or waste disposal sites used by the Companies. Any failure, however, to promptly give CIT such statements, or schedules shall not affect, diminish, modify or otherwise limit CIT's security interests in the Collateral.

      7.4 Each of the Companies agrees to comply with the requirements of all state and federal laws in order to grant to CIT valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. CIT is hereby authorized by the Companies to file (including pursuant to the applicable terms of the UCC) from time to time any financing statements, continuations or amendments covering the Collateral. Such financing statement, continuations or amendments may describe the Collateral in the same manner as ascribed herein or may contain an indemnification or description of Collateral that describes such property in any other manner as CIT may determine is necessary or advisable to ensure the protection of its security interest in the Collateral, including, without limitation, describing such property as "all assets" or "all personal property". Each of the Companies hereby consents to and ratifies any and all execution and/or filing of financing statements on or prior to the Closing Date by CIT. The Companies agree to do whatever CIT may reasonably request, from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with CIT's agents and employees; (c) keeping Collateral records; (d) transferring proceeds of Collateral to CIT's possession; and (e) performing such further acts as CIT may reasonably require in order to effect the purposes of this Financing Agreement, including, but not limited to, obtaining control agreements with respect to deposit accounts and/or Investment Property and/or Letter of Credit Rights.

      7.5 (a) Each of the Companies agrees to maintain insurance on its Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CIT. All policies covering the Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, to be made payable to CIT in case of loss, under a standard non-contributory, "lender" or "secured party" clause and are to contain such other provisions as CIT may require to fully protect CIT's interest in the Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to CIT, premium prepaid, with the loss payable endorsement in CIT's favor, and shall provide for not less than thirty (30) days' prior written notice to CIT of the exercise of any right of cancellation. At the Companies' request, or if either of the Companies fails to maintain such insurance, CIT may arrange for such insurance, but at the Companies' expense and without any responsibility on CIT's part for: (i) obtaining the insurance; (ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or
(iv) the collection of claims. Upon the occurrence of an Event of Default which is not waived in writing by CIT shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, have the sole right and at its option, in the name of CIT or the Companies, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

            (b) (i) In the event of any loss or damage by fire or other casualty, Insurance Proceeds relating to the Companies' or a Company's Inventory shall first reduce such Company's Revolving Loans and then any other Obligations. Upon the occurrence of a Default or Event of Default, such Insurance Proceeds may be applied to the Obligations in such order as CIT may elect;

                  (ii) In the event any part of any of the Companies' or a Company's Equipment is damaged by fire or other casualty and the Insurance Proceeds for such damage or other casualty is less than or equal to One Hundred Thousand Dollars ($100,000.00), CIT shall promptly apply such Proceeds to reduce the Companies' outstanding balance in the Revolving Loan Account. Upon the occurrence of a Default or Event of Default, CIT may apply Insurance Proceeds to the Obligations in such manner as it may deem advisable in its sole discretion; and

                  (iii) In the event any part of each Companies' Equipment is damaged by fire or other casualty, and is greater than One Hundred Thousand Dollars ($100,000.00), CIT may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, apply the Insurance Proceeds to the payment of the Obligations in such manner and in such order as CIT may reasonably elect.

            (c) In the event any of the Companies fails to provide CIT with timely evidence, acceptable to CIT, of its maintenance of insurance coverage required pursuant to paragraph 7.5(a) above, CIT may purchase, at the Companies' expense, insurance to protect CIT's interests in the Collateral. The insurance acquired by CIT may, but need not, protect the Companies' interest in the Collateral, and therefore such insurance may not pay claims which the Companies may have with respect to the Collateral or pay any claim which may be made against the Companies in connection with the Collateral. In the event CIT purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Companies shall be responsible for all of the applicable costs of such insurance, including premiums, interest (at the applicable JPMorgan Chase Bank Rate for Revolving Loans set forth in paragraph 8.1 of Section 8 hereof), fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. CIT may charge all of such premiums, fees, costs, interest and other charges to the Companies' Revolving Loan Account. The Companies hereby acknowledges that the costs of the premiums of any insurance acquired by CIT may exceed the costs of insurance which the Companies may be able to purchase on its own. In the event that CIT purchases such insurance, CIT will notify the Companies of said purchase within thirty (30) days of the date of such purchase. If, within thirty (30) days after the date of such notice, the Companies provides CIT with proof that the Companies had the insurance coverage required pursuant to paragraph 7.5(a) above (in form and substance satisfactory to CIT) as of the date on which CIT purchased insurance and the Companies continued at all times to have such insurance, then CIT agrees to cancel the insurance purchased by CIT and credit the Companies' Revolving Loan Account with the amount of all costs, interest and other charges associated with any insurance purchased by CIT, including with any amounts previously charged to the Revolving Loan Account.

      7.6 Each of The Companies agrees to pay, when due, all Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon the Companies or the Collateral unless such Taxes are being diligently contested in good faith by the Companies by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any lien shall be filed or claimed thereunder (a) for Taxes due the United States of America, or (b) which in CIT's opinion might create a valid obligation having priority over the rights granted to CIT herein, such lien shall not be deemed to be a Permitted Encumbrance hereunder and the Companies shall immediately pay such tax and remove the lien of record. If the Companies, or any one of them, fails to do so promptly, then at CIT's election, CIT may (i) create an Availability Reserve in such amount as it may deem appropriate in its business judgement, or (ii) upon the occurrence of a Default or Event of Default, imminent risk of seizure, filing of any priority lien, forfeiture, or sale of the Collateral, pay Taxes on the Companies' behalf, and the amount thereof shall be an Obligation secured hereby and due on demand.

      7.7 Each of the Companies: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of such Company, provided that the Companies may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CIT's reasonable opinion, materially and adversely effect CIT's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of either of the Companies; and (c) shall not be deemed to have breached any provision of this Paragraph 7.7 if (i) the failure to comply with the requirements of this Paragraph 7.7 resulted from good faith error or innocent omission, (ii) the Companies promptly commence and diligently pursue a cure of such breach, and (iii) such failure is cured within thirty (30) days following the Companies' receipt of notice of such failure, or if such cannot in good faith be cured within thirty (30) days, then such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

      7.8 Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Companies jointly and severally agree that, unless CIT shall have otherwise consented in writing, the Companies will furnish to CIT: (a) within ninety (90) days after the end of each Fiscal Year of the Companies, an audited Consolidated Balance Sheet, as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of the Parent, each of the Companies, and all subsidiaries of the Companies and of the Parent for such year, audited by independent public accountants selected by the Companies and satisfactory to CIT; (b) within sixty
(60) days after the end of each Fiscal Quarter, a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Parent, each of the Companies and all of the subsidiaries of the Companies and of the Parent, certified by an authorized financial or accounting officer of the Companies; (c) within thirty (30) days after the end of each month, a Consolidated Balance Sheet at the end of such period and statements of profit and loss, cash flow and surplus of the Parent, the Companies and all of the subsidiaries of the Parent and of the Companies for such period, certified by an authorized financial or accounting officer of the Companies; (d) immediately upon filing, copies of all regular and periodic reports and other documents, registration statements and prospectuses, filed by the Parent, with the Securities and Exchange Commission, including, without limitation, those reports filed on Form 10-K, Form 8-K and Form 10-Q; (e) at least thirty (30) days prior to the end of each Fiscal Year, detailed monthly financial projections for the next twelve (12) month period for each Company, the Parent and all subsidiaries of the Companies and of the Parent; and (f) from time to time, such further information regarding the business affairs and financial condition of the Parent, each Company, and all subsidiaries of the Parent and of the Companies, as CIT may reasonably request, including, without limitation (i) the accountant's management practice letter and (ii) annual cash flow projections in form satisfactory to CIT. Each financial statement which each of the Companies, Parent, and each subsidiary of the Companies and of the Parent is required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer of such Company , the Parent, or any subsidiary of the Companies or of the Parent, as the case may be, pursuant to which any one such officer must certify that: (x) the financial statement(s) fairly and accurately represent(s) such Company's, the Parent's, or each subsidiary's of the Companies or of the Parent, financial condition at the end of the particular accounting period, as well as such Company's, the Parent's, or each subsidiary's of the Companies or of the Parent operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; (B) such Company, the Parent or any subsidiary of such Company or of the Parent has not received any notice of cancellation with respect to its property insurance policies; (C) such Company, the Parent, or any subsidiary of such Company or of the Parent has not received any notice that could result in a material adverse effect on the value of the Collateral taken as a whole; and (D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

      7.9 Until termination of the Financing Agreement and payment and satisfaction of all Obligations hereunder, each of the Companies agrees that, without the prior written consent of CIT, except as otherwise herein provided, the Companies, or any one of them, will not:

            (a) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Companies' Collateral or any other assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

            (b) Incur or create any Indebtedness other than the Permitted Indebtedness;

            (c) Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or (ii) either all or substantially all of the Companies' assets, which do not constitute Collateral;

            (d) Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, or existence, re-incorporate or re-organize, or enter into or engage in any operation or activity materially different from that presently being conducted by each of the Companies, except that a Company may change its corporate name or address; provided that: (i) such Company shall give CIT thirty (30) days' prior written notice thereof and (ii) such Company shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements requested by CIT to confirm the continuation and preservation of all security interests and liens granted to CIT hereunder;

            (e) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

            (f) Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding;

            (g) Make any advance or loan to, or any investment in, any firm, entity, person or corporation, or purchase or acquire all or substantially all of the stock or assets of any entity, person or corporation; or

            (h) Pay any management, consulting or other similar fees to any person, corporation or other entity affiliated with the Companies or either of them.

      7.10 Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder:

            (a) without the prior written consent of CIT, each Company will not:

                  (i) enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of such Company during any Fiscal Year would exceed Two Hundred and fifty Thousand Dollars ($250,000);

                  (ii) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any period below in the aggregate amount in excess of the amount set forth for such period:

      (A)   $750,000.00 for the Fiscal Year ending December 31, 2002;

      (B)   $850,000.00 for the Fiscal Year ending December 31, 2003;

      (C)   $500,000.00 for the Fiscal Year ending December 31, 2004; and

      (D)   $475,000.00 for each Fiscal Year ending thereafter.

      7.11 The Companies and each of them agree to advise CIT in writing of: (a) all expenditures (actual or anticipated) in excess of One Hundred and Fifty Thousand Dollars ($150,000.00) from the budgeted amount therefor in any Fiscal Year for (i) environmental clean-up, (ii) environmental compliance, or (iii) environmental testing and the impact of said expenses on the Working Capital of each Company; and (b) any notices either of the Companies receives from any local, state or federal authority advising such Company of any environmental liability (real or potential) stemming from such Company's operations, its premises, its waste disposal practices, or waste disposal sites used by such Company and to provide CIT with copies of all such notices if so required.

      7.12 The Companies hereby jointly and severally agree to indemnify and hold harmless CIT and its officers, directors, employees, attorneys and agents (each an "Indemnified Party") from, and holds each of them harmless against, any and all losses, liabilities, obligations, claims, actions, damages, costs and expenses (including attorney's fees) and any payments made by CIT pursuant to any indemnity provided by CIT with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses with respect to the Loan Documents, including, without limitation, those which may arise from or relate to: (a) the Depository Account, the Blocked Accounts, the lockbox and/or any other depository account and/or the agreements executed in connection therewith; and
(b) any and all claims or expenses asserted against CIT as a result of any environmental pollution, hazardous material or environmental clean-up relating to the Real Estate; or any claim or expense which results from any of the Companies' operations (including, but not limited to, the Companies' off-site disposal practices) and use of the Real Estate, which CIT may sustain or incur (other than solely as a result of the physical actions of CIT on the Companies' premises which are determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction), all whether through the alleged or actual negligence of such person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or willful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction. Each of the Companies hereby agrees that this indemnity shall survive termination of this Financing Agreement, as well as payments of Obligations which may be due hereunder. CIT may, in its sole business judgement, establish such Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities.

      7.13 Without the prior written consent of CIT, each of the Companies agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with the Parent or any subsidiary or affiliate of either of the Companies or the Parent, provided that, except as otherwise set forth in this Financing Agreement, each of the

Companies may enter into sale and service transactions in the ordinary course of its business and pursuant to the reasonable requirements of each of the Companies, and upon standard terms and conditions and fair and reasonable terms, no less favorable to each of the Companies than each of the Companies could obtain in a comparable arms length transaction with an unrelated third party, provided further that no Default or Event of Default exists or will occur hereunder prior to and after giving effect to any such transaction.

      7.14 Intentionally Omitted.

      7.15 Not later than the end of the nine month anniversary of the Closing Date, and at the end of each quarter thereafter: (a) the Companies' Cash Flow shall not be in the negative and shall be at zero or greater as determined by CIT in its sole discretion; and (b) the Companies shall have obtained additional cash equity capital and/or additional subordinated debt (on terms and conditions satisfactory to CIT in its sole discretion) in an amount not less than Two Million Dollars ($2,000,000.00).

      7.16 Not later than One Hundred and Twenty Days (120) days after the Closing Date, (a) the Parent and each subsidiary of the Parent shall have delivered to CIT a pledge of all shares of outstanding Stock of Boundless Manufacturing Services, Inc. not delivered on the Closing Date; or (b) the Management Stockholders shall (i) execute and deliver to CIT a pledge and security agreement pledging to CIT, as additional collateral for the obligations of the Companies, not less than all of the issued and outstanding stock of Boundless Manufacturing Services, Inc. currently held or owned by each of the Management Stockholders, and (ii) deliver to CIT the stock certificates evidencing such stock together with duly executed stock powers (undated in-blank) with respect thereto, all in form and substance satisfactory to CIT; and (iii) execute and deliver to CIT Limited Guaranties guaranteeing the Obligations.

SECTION 8. Interest, Fees and Expenses

      8.1 (a) Interest shall be payable monthly as of the end of each month in an amount equal to the JPMorgan Chase Bank Rate plus one and one-half percent (1.5%) per annum on the greater of (i) $2,000,000 or (ii) the average of the net balances owing by each of the Companies to CIT in their respective Revolving Loan Accounts at the close of each day during such month. In the event of any change in said J. P. Morgan Chase Bank Rate, the rate hereunder for J. P. Morgan Chase Bank Rate Loans shall change, as of the date of such change, so as to remain one and one-half percent (1.5%) above the JPMorgan Chase Bank Rate. The rate hereunder shall be calculated based on a 360-day year. CIT shall be entitled to charge each of such Company's Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

            (b) Notwithstanding any provision to the contrary contained in this
Section 8, in the event that the sum of the outstanding Revolving Loans exceeds the lesser of either (x) the maximum aggregate amount available under Section 3 of this Financing Agreement or (y) the Revolving Line of Credit: (A) as a result of Revolving Loans advanced by CIT at the request of the Companies, or any one of them (herein "Requested Overadvances"), for any one (1) or more days in any month, or (B) for any other reason whatsoever (herein "Other Overadvances") and such Other

Overadvances continue for five (5) or more days in any month , the average net balance of all Revolving Loans for such month shall bear interest at the Overadvance Rate.

            (c) Upon and after the occurrence of an Event of Default and the giving of any required notice by CIT in accordance with the provisions of
Section 10, Paragraph 10.2 hereof, all Obligations shall bear interest at the Default Rate of Interest.

      8.2 Intentionally Omitted.

      8.3 Intentionally Omitted.

      8.4 Intentionally Omitted.

      8.5 Each of the Companies shall reimburse or pay CIT, as the case may be, for: (a) all Out-of-Pocket Expenses, (b) any applicable Documentation Fee, (c) all of CIT's field examination fees at the prevailing rate (currently at Seven Hundred and Fifty Dollars ($750.00) per day), and (d) without the payment of such constituting a waiver by CIT of a Default or Event of Default hereunder, a nonrefundable fee for each document or report reasonably requested by, but not delivered to, CIT as quickly as practicable.

      8.6 Upon the last Business Day of each month, commencing on June 30, 2002, the Companies shall pay to CIT (i) the Line of Credit Fee, and (ii) interest on the Collection Days. Interest will be computed at the rate, and in the manner, set forth in Paragraph 8.1 of this Financing Agreement.

      8.7 To induce CIT to enter into this Financing Agreement and to extend to the Companies the Revolving Loan, the Companies shall pay to CIT (a) a Loan Facility Fee in the amount of One Hundred Eighty Thousand Dollars ($180,000.00), all of which shall be deemed earned by CIT as of the Closing Date, and is payable in the following three (3) installments: Sixty Thousand Dollars ($60,000.00) on each of: (i) the Closing Date, (ii) the first anniversary of the Closing Date, and (iii) the second anniversary of the Closing Date. In addition to such Loan Facility Fee, and in consideration for any renewal or extension of this Financing Agreement as described in Section 11 herein, the Companies shall pay to CIT Sixty Thousand Dollars ($60,000) on each Anniversary Date including, but not limited to, the first Anniversary Date.

      8.8 On the Closing Date and each anniversary of the Closing Date thereafter, the Companies shall pay to CIT the Administrative Management Fee in the amount of Twenty-Five Thousand Dollars ($25,000.00), which shall be deemed fully earned when paid.

      8.9 The Companies shall pay CIT's standard charges and fees for CIT's personnel used by CIT for reviewing the books and records of the Companies and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the Administrative Management Fee and any Out-of-Pocket Expenses).

      8.10 Each of the Companies hereby authorizes CIT to charge its respective Revolving Loan Account with the amount of all payments due hereunder as such payments become due. The

Companies confirm that any charges which CIT may so make to the Revolving Loan Account as herein provided will be made as an accommodation to the Companies and solely at CIT's discretion.

      8.11 In the event that CIT or any participant hereunder (or any financial institution which may from time to time become a participant or lender hereunder) shall have determined in the exercise of its reasonable business judgement that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by CIT or such participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on CIT's or such participant's capital as a consequence of its obligations hereunder to a level below that which CIT or such participant could have achieved but for such adoption, change or compliance (taking into consideration CIT or such participant's policies with respect to capital adequacy) by an amount reasonably deemed by CIT or such participant to be material, then, from time to time, the Companies shall pay no later than five (5) days following demand to CIT or such participant such additional amount or amounts as will compensate CIT's or such participant's for such reduction. In determining such amount or amounts, CIT or such participant may use any reasonable averaging or attribution methods. The protection of this Paragraph 8.11 shall be available to CIT or such participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of CIT or such participant setting forth such amount or amounts as shall be necessary to compensate CIT or such participant with respect to this
Section 8 and the calculation thereof when delivered to the Companies shall be conclusive on the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event CIT or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Companies in whole or in part exceed the amount which CIT or such participant actually required to be made whole, the excess, if any, shall be returned to the Companies by CIT or such participant.

      8.12 In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by CIT or such participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

            (a) subject CIT or such participant to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to CIT or such participant of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of CIT or such participant by the federal government or the jurisdiction in which it maintains its principal office);

            (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by CIT or such participant by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

            (c) impose on CIT or such participant any other condition with respect to this Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to CIT or such participant of making, renewing or maintaining its loans hereunder by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgement or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgement, then, in any case the Companies shall pay CIT or such participant, within five (5) days following its demand, such additional cost or such reduction, as the case may be. CIT or such participant shall certify the amount of such additional cost or reduced amount to the Companies and the calculation thereof and such certification shall be conclusive upon the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event CIT or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by the Companies in whole or in part exceed the amount which CIT or such participant actually required pursuant hereto, the excess, if any, shall be returned to the Companies by CIT or such participant.

      8.13 For purposes of this Financing Agreement and Section 8 thereof, any reference to CIT shall include any financial institution which may become a participant or co-lender subsequent to the Closing Date.

SECTION 9. Powers

            Each of the Companies hereby constitutes CIT, or any person or agent CIT may designate, as its attorney-in-fact, at the Companies' cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to CIT have been paid in full:

            (a) To receive, take, endorse, sign, assign and deliver, all in the name of CIT or the Companies or any of them, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

            (b) To receive, open and dispose of all mail addressed to the Companies, or either of them, and to notify postal authorities to change the address for delivery thereof to such address as CIT may designate;

            (c) To request from customers indebted on Accounts at any time, in the name of CIT information concerning the amounts owing on the Accounts;

            (d) To request from customers indebted on Accounts at any time, in the name of the Companies or any of them, or either of them, in the name of certified public accountant designated by CIT or in the name of CIT's designee, information concerning the amounts owing on the Accounts;

            (e) To transmit to customers indebted on Accounts notice of CIT's interest therein and to notify customers indebted on Accounts to make payment directly to CIT for the Companies' account; and

            (f) To take or bring, in the name of CIT or the Companies or any of them, all steps, actions, suits or proceedings deemed by CIT necessary or desirable to enforce or effect collection of the Accounts.

            Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (c), (e) and (f) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CIT.

      SECTION 10. Events of Default and Remedies

            10.1 Notwithstanding anything hereinabove to the contrary, CIT may terminate this Financing Agreement immediately upon the occurrence of any of the following Events of Default:

            (a) cessation of the business of any Company or any of the Guarantors or the calling of a meeting of the creditors of any Company or any of the Guarantors for purposes of compromising the debts and obligations of such Company or of such Guarantor;

            (b) the failure of any Company or any of the Guarantors to generally meet its debts as they mature;

            (c) (i) the commencement by any Company, by any Guarantors, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (ii) the commencement against the Companies, or either of them, or the Guarantors or any of them, or by any Limited Guarantor (if applicable) of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of the Companies, the Guarantors or the Limited Guarantors or any of them (if applicable) provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within ten (10) days and dismissed and vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or the Companies or either of them, the Guarantors or any of them, or the Limited Guarantors or any of them (if applicable) shall take action to authorize or effect any of the actions in any such proceeding; or (iii) the commencement (x) by the Parent, the Companies or the Guarantors' subsidiaries, or any one of them, or the Limited Guarantors or any of them (if applicable) of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state law, or (y) against the Parent, the Companies, the Guarantors, or any one of them, or the Limited Guarantors or any of them (if applicable) of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable state law, provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within ten (10) days and dismissed or vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or the Parent's Companies' subsidiaries or the Guarantors', or any one of them, or the Limited Guarantors or any of them (if applicable) shall take action to authorize or effect any of the actions in any such proceeding;

            (d) breach by the Companies, or either of them of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph (e) below) or in any other written agreement between the Companies, or either of them, and CIT, provided that such Default by the Companies, or either of them, of any of the warranties, representations or covenants referred in this clause (d) shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied to CIT's satisfaction for a period of ten (10) days from the date of such breach;

            (e) breach by the Companies, or either of them, of any warranty, representation or covenant of Paragraphs 3.3 (other than the fourth sentence of Paragraph 3.3) and 3.4 of Section 3 hereof; Paragraphs 6.3 and 6.4 (other than the first sentence of Paragraph 6.4) of Section 6 hereof; Paragraphs 7.1, 7.5, 7.6, and 7.8 through 7.14 hereof;

            (f) failure of the Companies, or either of them, to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit CIT from charging such amounts to the Revolving Loan Account on the due date thereof;

            (g) the Companies, or either of them, shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any "reportable event" as defined in ERISA, (iv) terminate any "plan", as defined in ERISA, or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any "plan", as defined in ERISA, and with respect to this sub-paragraph (g) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of CIT, subject the Companies, or either of them, to any tax, penalty or other liability material to the business, operations or financial condition of any such Company;

            (h) without the prior written consent of CIT and, except as permitted in the Subordination Agreement, the Settlement Agreement or the Vendor Repayment Agreements, as the case may be, the Companies, or either of them, shall (x) amend or modify the Subordinated Debt or the Existing Lenders' Debt,
(y) amend or modify the Subordination Agreement, the Settlement Agreement or any of the Vendor Repayment Agreements, or (z) make any payment on account of the Subordinated Debt or the Existing Lenders' Debt;

            (i) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing (s) the Subordination Agreement, (t) the Vendor Repayment Agreements or (u) the Loan Documents (other than this Financing Agreement) or
(v) the Settlement Agreement or (w) the Existing Lenders' Debt or (x) Subordinated Debt or (y) any other Indebtedness of the Companies, or either of them, having a principal amount in excess of Two Hundred and Fifty Thousand Dollars ($250,000.00) or (z) the Guaranties;

            (j) (i) either Joseph V. Joy or Joseph Gardner ceases for any reason whatsoever (other than as a result of death) to be actively engaged in the management of the Companies, as determined by CIT in its sole discretion, and a suitable replacement for either, as determined by CIT in its sole discretion, has not been found within sixty (60) days of such cessation of active engagement, or (ii) the capital stock of any of the Companies presently held (directly or indirectly) by the Parent is transferred;

            (k) if any Guarantor dies or terminates any of their respective Guaranties or otherwise fails to perform any of the terms of such Guaranty, all prior to termination of this Financing Agreement and payment in full of all Obligations; or

            (l) any judgment or judgments aggregating in excess of One Hundred Thousand Dollars ($100,000.00) or any injunction or attachment is obtained or enforced against the Companies (or either of them) or the Guarantors (or any of them) which remains unstayed for more than ten (10) Business Days.

      10.2 Upon the occurrence of a Default and/or an Event of Default, at the option of CIT, all loans, advances and extensions of credit provided for in
Section 3 of this Financing Agreement shall be thereafter in CIT's sole discretion, and the obligation of CIT to make Revolving Loans shall cease unless such Default is cured to CIT's satisfaction or Event of Default is waived in writing by CIT, and at the option of CIT, upon the occurrence of an Event of
Default: (a) all Obligations shall become immediately due and payable; (b) CIT may charge the Companies the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement; and (c) CIT may immediately terminate this Financing Agreement upon notice to the Companies; provided, however, that upon the occurrence of an Event of Default listed in Paragraph 10.1(c) of this
Section 10, this Financing Agreement shall automatically terminate and all Obligations shall become due and payable, without any action, declaration, notice or demand by CIT. The exercise of any option is not exclusive of any other option, which may be exercised at any time by CIT.

      10.3 Immediately upon the occurrence of any Event of Default, CIT may, to the extent permitted by law: (a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CIT may use, at the Companies' expense, such of the Companies' personnel, supplies or space at either of the Companies' respective place of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Companies, or either of them, or CIT, and generally shall have all other rights respecting said Accounts, including, without limitation, the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Companies or CIT; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CIT's sole option and discretion, and CIT may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Companies; (d) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CIT shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of the Companies or CIT, or in the name of such other party as CIT may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations (including, but not limited to, warranties of title, possession, quiet enjoyment and the like), and upon such other terms and conditions as CIT in its sole discretion may deem advisable, and CIT shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, CIT shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as CIT shall deem appropriate and any such costs shall be deemed an Obligation hereunder. Any action taken by CIT pursuant to this paragraph shall not effect commercial reasonableness of the sale. Each of the Companies agrees, at the request of CIT, to assemble the Inventory and Equipment and to make it available to CIT at premises of the Companies or elsewhere and to make available to CIT the premises and facilities of the Companies for the purpose of CIT's taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days' notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CIT's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CIT to the payment of the Obligations, whether due or to become due, in such order as CIT may elect, and the Companies, jointly and severally, shall remain liable to CIT for any deficiencies, and CIT in turn agrees to remit to the Companies or each Company's respective successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. Each of the Companies hereby indemnifies CIT and holds CIT harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on CIT by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by the Companies, or either of them, the Companies as debtor-in-possession, any secured or unsecured creditors of the Companies, or either of them, any trustee or receiver in bankruptcy, or otherwise), and the Companies hereby, jointly and severally, agree to so indemnify and hold CIT harmless, absent CIT's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full. In furtherance thereof, CIT may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgement. Any applicable mortgage(s), deed(s) of trust or assignment(s) issued to CIT on the Real Estate shall govern the rights and remedies of CIT thereto.

SECTION 11. Termination

      Except as otherwise permitted herein, CIT may terminate this Financing Agreement only as of the initial or any subsequent Anniversary Date and then only by giving the Companies at least sixty (60) days' prior written notice of termination. Notwithstanding the foregoing, CIT may terminate the Financing Agreement immediately upon the occurrence of an Event of Default;

provided, however, that if the Event of Default is an event listed in Paragraph 10.1(c) of Section 10 of this Financing Agreement, this Financing Agreement shall terminate in accordance with paragraph 10.2 of Section 10. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. The Companies may terminate this Financing Agreement at any time upon sixty (60) days' prior written notice to CIT, provided that the Companies pay to CIT immediately on demand an Early Termination Fee. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, CIT may withhold any balances in the Companies' account (unless supplied with an indemnity satisfactory to CIT) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations. All of CIT's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12. Miscellaneous

      12.1 Each of the Companies hereby waives diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of CIT or the Companies to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CIT of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

      12.2 This Financing Agreement and the Loan Documents executed and delivered in connection therewith constitute the entire agreement between the Companies and CIT; supersede any prior agreements; can be changed only by a writing signed by both the Companies and CIT; and shall bind and benefit the Companies and CIT and their respective successors and assigns.

      12.3 In no event shall the Companies, upon demand by CIT for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CIT shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If CIT ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Companies. This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith.

            (a) If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

      12.4 EACH OF THE COMPANIES AND CIT HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH OF THE COMPANIES HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL CIT BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

      12.5 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (provided that, any electronic communications from any of the Companies with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the Companies for purposes of this Financing Agreement, provided further that any such transmission shall not relieve the Companies from any other obligation hereunder to communicate further in writing), and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

      (A) if to CIT, at:

               The CIT Group/Business Credit, Inc.
               1211 Avenue of the Americas
               New York, New York 10036
               Attn:  Regional Credit Manager
               Fax No.:  (212) 536-1295

      (B) if to the Companies at:

               Boundless Technologies, Inc.
               100 Marcus Boulevard
               Hauppauge, New York  11788
               Attn:  Joseph Gardner
               Fax No.:  (631) 342-7911

                      and

               Boundless Manufacturing Services, Inc.
               100 Marcus Boulevard
               Hauppauge, New York  11788
               Attn:  Joseph Gardner
               Fax No.:  (631) 342-7911

With a courtesy copy of any material notice to the Companies' counsel at:

               Fishbein, Badillo, Wagner, Harding
               909 Third Avenue
               New York, New York 10022
               Attn: Joseph Cannella, Esq.
               Fax No.  (212) 644-7485

provided, however, that the failure of CIT to provide the Companies' counsel with a copy of such notice shall not invalidate any notice given to the Companies and shall not give the Companies any rights, claims or defenses due to the failure of CIT to provide such additional notice.

      12.6 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

      12.7 In the event any Company commences a proceeding under the Bankruptcy Code or an involuntary proceeding is commenced against any Company under the Bankruptcy Code which has not been dismissed, such Company hereby grants to CIT a right of first refusal to provide debtor-in-possession financing to such Company on terms and conditions mutually satisfactory to CIT and the Company.

      IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be effective, executed, accepted and delivered at New York, New York, by their proper and duly authorized officers as of the date set forth above.



BOUNDLESS MANUFACTURING SERVICES, INC.       BOUNDLESS TECHNOLOGIES, INC.

By: /s/ Joseph Gardner                       By: /s/ Joseph Gardner
   -------------------                          -------------------
Name:  Joseph Gardner                        Name: Joseph Gardner
Title:  CFO                                  Title:  CFO


                                             THE CIT GROUP/BUSINESS CREDIT, INC.
                                             By: /s/ Debra Putzer
                                                 ----------------
                                             Name:  Debra Putzer
                                             Title:

Schedule 1 - Collateral Information for Boundless Manufacturing Services, Inc.

Exact Companies Name in State of Organization: Boundless Manufacturing Service, Inc.

State of Incorporation or Formation: Delaware

Federal Tax I.D. No.:   22-3611352

Chief Executive Office: 100 Marcus Blvd. Hauppauge, NY 11788

Collateral Locations:   100 Marcus Blvd. Hauppauge, NY 11788

                        1370 Reynolds Ave., Suite 120, Irvine,
                        CA 92614-5529

                        2171 West Park CT., Suite H, Stone Mountain, GA 30087

                        1200 Remington Road, Schaumberg, IL 60173

                        121 Executive Center Drive, Suite 131, Columbia,
                        SC 29210

                        1377 Clint Moore Road, Boca Raton, FL 33487

      Schedule 2 - Collateral Information for Boundless Technologies, Inc.

Exact Companies Name in State of Organization: Boundless Technologies, Inc.

State of Incorporation or Formation: Delaware

Federal Tax I.D. No.:      11-2168512

Chief Executive Office:    100 Marcus Blvd. Hauppauge, NY 11788

Collateral Locations:      100 Marcus Blvd. Hauppauge, NY 11788

                         Schedule 3 - Existing Licenses


1. Net Terminal Master Distribution Agreement, by and between Boundless Technologies, Inc. and Amir Technology Labs, Inc., dated May 27, 1997.


2.    Software License from Phoenix Technologies, Ltd.